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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2006


                         Virginia Commerce Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


        Virginia                         0-28635                   54-1964895
(State or other jurisdiction      (Commission file number)       (IRS Employer
   of incorporation)                                                 Number)


                   5350 Lee Highway, Arlington, Virginia 22207
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 703.534.0700

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.        OTHER EVENTS.

         On December 29, 2005, the Board of Directors of Virginia Commerce Bancorp, Inc. (the "Company") approved the acceleration of the vesting of all unvested stock options awarded through December 15, 2005, including options held by executive officers and directors. As a result of this action, options to purchase 372,520 shares of common stock will become exercisable effective December 30, 2005. The purpose of this acceleration is to allow the company to eliminate a total of approximately $2.3 million in after-tax compensation expense from January 2006 through December 2009, upon the adoption of FASB Statement No. 123R in January 2006. Further, the Company will record a one-time after-tax charge in the fourth quarter of 2005 of $160,726 due to this event. The Board believes reducing the impact of FASB 123R on earnings over the remaining vesting period of the stock options is in the best interest of the Company's shareholders. All other terms of each stock option award remain unchanged.


                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VIRGINIA COMMERCE BANCORP, INC.



                                   By:  /s/ Peter A. Converse
                                      -----------------------------------------
                                      Peter A. Converse, Chief Executive Officer

Dated: January 3, 2006